UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 30, 2012 (Date of earliest event reported: October 25, 2012)

EPL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana		70170
(Address of principal executive offices)		(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2012, EPL Oil & Gas, Inc. (“EPL” or the “Company”) issued $300 million in aggregate principal amount of 8.25% senior unsecured notes due 2018 (the “Senior Notes”) under an Indenture, dated as of October 25, 2012 (the “Indenture”), by and among the Company, certain subsidiaries of the Company (the “Guarantors”), and U.S. Bank National Association, as trustee. Net proceeds, after deducting initial purchasers’ discount and related expenses, were approximately $289 million and were deposited into escrow as described below. In connection with the execution of the Indenture, EPL and the Guarantors entered into a Registration Rights Agreement, dated as of October 25, 2012 (the “Registration Rights Agreement”), with Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp. and Jefferies & Company, Inc., as representatives of the several initial purchasers of the Senior Notes (collectively, the “Initial Purchasers”).

Indenture

The Senior Notes will mature on February 15, 2018 and bear interest from August 15, 2012 at an annual rate of 8.25%. Interest on outstanding Senior Notes will be payable semi-annually, in arrears, on February 15th and August 15th of each year, commencing on February 15, 2013. The Senior Notes are fully and unconditionally guaranteed initially by each of EPL’s existing direct and indirect domestic subsidiaries (other than immaterial subsidiaries).

The net proceeds from the sale of the Senior Notes were deposited into escrow pending the completion of the Company’s previously announced acquisition from Hilcorp Energy GOM Holdings, LLC of 100% of the issued and outstanding member interests of Hilcorp Energy GOM, LLC (the “Hilcorp Acquisition”). If the Hilcorp Acquisition does not occur on or prior to December 31, 2012, or if the purchase and sale agreement regarding the Hilcorp Acquisition is terminated at any time on or prior to December 31, 2012, EPL will be required to use the escrowed funds to redeem the Senior Notes at a price of 100% of the principal amount plus accrued interest to the redemption date.

On or after February 15, 2015, EPL may on any one or more occasions redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the Senior Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15th of the years indicated below, subject to the rights of holders of Senior Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

Any such redemption and notice may, in EPL’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to, the occurrence of a change of control. Unless EPL defaults in the payment of the redemption price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption on the applicable date of redemption.

At any time prior to February 15, 2014, EPL may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding Senior Notes (which amount includes additional notes issued under the Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 108.250% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings, provided that: (1) at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture (which amount includes additional notes issued under the Indenture) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such equity offering. In addition, EPL may, at its option, on any one or more occasions redeem all or a part of the Senior Notes prior to February 15, 2015 at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to the date of redemption.

If EPL experiences a change of control (as defined in the Indenture), each holder of the Senior Notes will have the right to require EPL to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of its Senior Notes at a price in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the date of repurchase. If EPL or any restricted subsidiary engages in certain asset sales, within 360 days of such sale, EPL generally must use the net cash proceeds from such sales to repay outstanding senior secured debt (other than intercompany debt or any debt owed to an affiliate), to acquire all or substantially all of the assets, properties or capital stock of one or more companies in its industry, or to make capital expenditures. When any such net proceeds that are not so applied or invested exceed $20.0 million, EPL must make an offer to purchase the Senior Notes and other pari passu debt that is subject to similar asset sale provisions in an aggregate principal amount equal to the excess net cash proceeds. The offer price of each Senior Note (or other pari passu debt) in any such offer to purchase will be 100% of its principal amount, plus accrued and unpaid interest and special interest, if any, to the repurchase date, and will be payable in cash.

The Indenture, among other things, limits the ability of EPL, and any restricted subsidiaries, to: (i) declare or pay dividends, redeem subordinated debt or make other restricted payments; (ii) incur or guarantee additional debt or issue preferred stock; (iii) create or incur liens; (iv) incur dividend or other payment restrictions affecting restricted subsidiaries; (v) consummate a merger, consolidation or sale of all or substantially all of EPL’s assets; (vi) enter into sale-leaseback transactions, (vii) enter into transactions with affiliates; (viii) engage in business other than EPL’s current business; or (ix) issue or sell capital stock of certain subsidiaries. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

Registration Rights

Under the Registration Rights Agreement, EPL and the Guarantors agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) offering to exchange the Senior Notes for a new series of freely tradable notes (“exchange notes”) having substantially identical terms as the Company’s 8.25% senior unsecured notes due 2018 and issued on February 14, 2011 (the “Original Notes”). The exchange notes will be issued as additional notes under the indenture dated as of February 14, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (as supplemented, the “Original Indenture”), and will be subject to all of the terms and provisions of the Original Notes Indenture. The exchange notes will have the same CUSIP number as the Original Notes and will trade together with the Original Notes. EPL and the Guarantors have agreed to (i) file a registration statement for the exchange notes with the SEC on or prior to 150 days after the closing of the Senior Notes offering; (ii) use all commercially reasonable efforts to cause the registration statement to be declared effective on or prior to 210 days after the closing of the Senior Notes offering; and (iii) use all commercially reasonable efforts to close the exchange offer 30 business days after the registration statement is declared effective. In certain circumstances, EPL may be required to file a shelf registration statement to cover resales of the Senior Notes. The use of the shelf registration statement will be subject to certain customary suspension periods. If EPL and the Guarantors do not meet these deadlines, EPL will be required to pay special interest to holders of Senior Notes under certain circumstances.

The foregoing descriptions of the Indenture and the Registration Rights Agreement are not complete and are qualified by reference to the complete documents, which are filed as Exhibit 4.1 and 10.1 to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated October 25, 2012, by and among EPL, the Guarantors, and U.S. Bank National Association, as trustee.

10.1	Registration Rights Agreement, dated October 25, 2012, by and among EPL, the Guarantors and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2012

EPL OIL & GAS, INC.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated October 25, 2012, by and among EPL, the Guarantors, and U.S. Bank National Association, as trustee.

10.1	Registration Rights Agreement, dated October 25, 2012, by and among EPL, the Guarantors and the Initial Purchasers.